Exhibit 99.1

Diffusion Pharmaceuticals Appoints Dr. Chris Galloway as Chief Medical Officer

CHARLOTTESVILLE, Va. (October 19, 2020) – Diffusion Pharmaceuticals Inc. (Nasdaq: DFFN) (“Diffusion” or “the Company”), today announced the appointment of Christopher D. Galloway, M.D. to Chief Medical Officer, effective immediately. Dr. Galloway will report to Robert Cobuzzi, Ph.D., Diffusion’s Chief Executive Officer.

Dr. Galloway is board certified in Emergency Medicine and will assume responsibility of leading the Company’s product development efforts, including clinical trials with Trans Sodium Crocetinate (“TSC”), which is being evaluated in an ongoing Phase 1b clinical study in Romania in patients with COVID-19. In addition, Dr. Galloway will lead the expansion of the Company’s work with TSC into other hypoxia-related conditions. Dr. Galloway brings to Diffusion more than 20 years of experience both in industry leadership roles in clinical development and medical affairs across multiple therapeutic areas and stages of development, as well as the perspective of a practicing physician.

“We are delighted to welcome Chris as a member of the Diffusion team. He brings a breadth of therapeutic area experiences both as a practicing physician and from his time in the biopharmaceutical industry. His leadership will be of significant benefit for Diffusion as we continue and expand the development of TSC for conditions and diseases where low oxygen levels are an issue, including respiratory diseases, such as COVID-19, oncology, and other hypoxia-related conditions,” said Dr. Cobuzzi.

Dr. Galloway joins Diffusion from La Jolla Pharmaceuticals, where he has served as Senior Medical Director in critical care since August 2018. Among his duties at La Jolla, he chaired and oversaw the investigator-initiated and collaborative research programs, as well as supported the commercial and medical teams for the launch of GIAPREZA™ (angiotensin II). Prior to La Jolla, he was Medical Director for global clinical development at the immuno-oncology company, Rakuten Medical. At Rakuten, he was involved in clinical development, operations, and trial execution from Phase 1 through Phase 3 in multiple indications. Previously he has served as Medical Affairs Director within Merck’s immunotherapy division, and also led the team at DaVita Clinical Research as Medical Director and Principal Investigator specializing in early phase studies.

“I am thrilled to be joining the talented team at Diffusion and overseeing the development of our lead product, TSC,” said Dr. Galloway. “ Hypoxia-related pathology is prevalent across a multitude of medical conditions and therapeutic disciplines, and I believe TSC has the potential for meaningful improvement in patient care and outcomes.”

Dr. Galloway received his M.D. degree from the University of Texas Medical Branch at Galveston, and completed his residency in Emergency Medicine at Carolinas Medical Center in Charlotte, N.C. He received a BA in biology from the University of Texas at Austin, and is licensed to practice medicine in Colorado. Dr. Galloway is a Diplomate of the American Board of Emergency Medicine.

Inducement Grant Under NASDAQ Listing Rule 5635(c)(4

In connection with Dr. Galloway’s new employment, the Compensation Committee of Diffusion’s Board of Directors has approved the grant of non-qualified stock options to Dr. Galloway, who will receive options to purchase 200,000 shares of Diffusion’s common stock. The grant date for the options will be October 19, 2020, and the exercise price per share for such stock options will be the closing price of Diffusion’s common stock on such date, as reported by NASDAQ. The grant was approved and will be made as an inducement material to Dr. Galloway’s acceptance of employment with Diffusion, in accordance with NASDAQ Listing Rule 5635(c)(4).

The options will have a 10-year term and will vest on a monthly basis over the 36 months after the date of grant, subject to Dr. Galloway’s continuous employment with Diffusion through each applicable vesting date. In addition, the options will be subject to acceleration or forfeiture upon the occurrence of certain events as set forth in Dr. Galloway’s option and employment agreements.

About Diffusion Pharmaceuticals Inc.

Diffusion Pharmaceuticals Inc. is an innovative biopharmaceutical company developing novel therapies to improve the body’s ability to deliver oxygen to the areas where it is needed most, offering new hope for the treatment of life-threatening medical conditions.

Diffusion’s lead drug candidate, TSC, was originally developed in conjunction with the United States (“U.S.”) Office of Naval Research to treat multiple organ failure and its resulting mortality caused by low oxygen levels from blood loss on the battlefield. Evolutions in research have led Diffusion to focus today on addressing some of medicine’s most intractable and difficult-to-treat conditions involving cellular oxygen deficiency, or hypoxia, such as COVID-19, stroke, glioblastoma multiforme (“GBM”) brain cancer, and other conditions and diseases in which hypoxia is a critical factor which presents a significant obstacle for medical providers and is the target for TSC’s novel mechanism of action.

Using principles of physical chemistry, TSC was developed to increase the amount of hydrogen bonding among water molecules. The increased level of hydrogen bonding may increase the level of organization among the water molecules, creating a less dense matrix through which oxygen molecules can move more efficiently from areas of high to low oxygen concentrations. We believe this novel mechanism of action results in an enhancement of the rate of oxygen diffusion from the lungs onto red blood cells and then from red blood cells into body tissue where the oxygen is used to power the cells. This novel diffusion-enhancing mechanism has been observed to affect hypoxic tissue selectively, thus avoiding problems of tissue over-oxygenation and related oxygen toxicity.

Diffusion is currently partnering with U.S. and European institutions on an expedited research program to develop TSC as a treatment for the low oxygen levels and associated multiple organ failure in COVID-19 patients.

Forward-Looking Statements

To the extent any statements made in this news release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the company's plans, objectives, expectations and intentions with respect to future operations and products, the potential of the company's technology and product candidates, and other statements that are not historical in nature, particularly those that utilize terminology such as "would," "will," "plans," "possibility," "potential," "future," "expects," "anticipates," "believes," "intends," "continue," "expects," other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause the Diffusion’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Particular uncertainties and risks include the Company’s ability to develop TSC as a treatment for COVID-19 or any other medical condition and the various risk factors (many of which are beyond Diffusion’s control) as described under the heading “Risk Factors” in Diffusion’s filings with the United States Securities and Exchange Commission. All forward-looking statements in this news release speak only as of the date of this news release and are based on management's current beliefs and expectations. Diffusion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

Robert Cobuzzi, Ph.D., CEO

Diffusion Pharmaceuticals Inc.

(434) 220-0718

rcobuzzi@diffusionpharma.com

Investor Contact:

LHA Investor Relations

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

Media Contact:

Jeffrey Freedman

RooneyPartners

(646) 432-0191

jfreedman@rooneyco.com

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